                                 CONSENT OF THE
                               BOARD OF DIRECTORS
                                       OF
                      FEDERAL KEMPER LIFE ASSURANCE COMPANY

                            (Effective May 23, 2003)

     The undersigned, being all of the members of the Board of Directors of Federal Kemper Life Assurance Company, an Illinois stock insurance company, in lieu of convening a meeting, do hereby adopt by written consent and do hereby consent to the adoption of the following resolutions, such resolutions to take effect as of May 23, 2003:

FKLA MVA SEPARATE ACCOUNT

     WHEREAS, Section 245.21 of the Illinois Insurance Code provides that a domestic life insurance company may authorize the establishment of one or more separate accounts; and

     WHEREAS, competitive conditions in the marketing of life insurance make it both desirable and in the best interest of the Company for the Company to be able to annuity contracts that contain a "market value adjustment" feature; and

     WHEREAS, the Board of Directors of this Company desires to authorize and empower its officers to establish and maintain a separate account, so that the Company may exercise each and every power and right permitted to it by
     Section 245.21, and other sections relating thereto, of the Illinois Insurance Code;

     NOW THEREFORE, BE IT RESOLVED, THAT:

     1. A separate account designated FKLA MVA Separate Account ("Separate Account") of the Company is established and empowered to:

          a. Provide for the sale of annuity contracts issued and administered by the Company containing a market value adjustment feature ("MVA feature"), which provide for the assets supporting the amounts paid to or held by

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 2

               the Company under the MVA feature to be held in the Separate Account;

          b. Register, to the extent required, under the Investment Company Act of 1940, as amended (the "1940 Act"), or file a notification of claim of exemption from such registration, and make applications for such exemptions or orders under the provisions of the 1940 Act as may appear to be necessary or desirable;

          c. Register, to the extent required, the MVA feature under the Securities Act of 1933, as amended (the "1933 Act");

          d. Provide for custodial or depository arrangements for assets allocated to the Separate Account including self custodianship or safekeeping arrangements for the Company;

          e. Select an independent public accountant to audit the books and records of the Separate Account;

          f. Invest or reinvest the assets of the Separate Account in appropriate securities or instruments that are authorized pursuant to state law.

          g. Divide the Separate Account into subaccounts with each subaccount investing in shares of designated classes of appropriate securities; and

          h. Perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purposes thereof;

     AND FURTHER RESOLVED, THAT:

     2. The income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall be credited to or charged against the Separate Account without regard to other income, gains or losses of the Company; the Separate Account will be administered and accounted for as part of the general business of the Company but the assets of the Separate Account are not chargeable with the liabilities arising out of any other business which the Company may conduct

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 3

          and are not part of the general assets of the Company for purposes of bankruptcy laws; and the Separate Account shall at all times be created, operated and maintained in compliance with all applicable federal and state laws governing insurance company separate accounts;

     3. The proper officers are authorized, as they deem appropriate from time to time, to divide, modify or eliminate any divisions of the Separate Account, change the designation of the Separate Account to another designation, designate further divisions;

     4. The proper officers are, and each of them hereby is, authorized to invest cash from the Company's general account in the Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's operations and to transfer cash or securities from time to time between the Company's general account and the Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law;

     5. The fiscal year of the Separate Account shall end on the 31st day of December each year;

     6. The fundamental investment policies of the Separate Account shall be to invest or reinvest the assets of the Separate Account in debt instruments, and in any type of instrument that is authorized under state law, that the Company will use to match its liabilities with regard to one or more market value adjustment periods offered through the MVA feature; and the proper officers of the Company are authorized and directed to prepare and execute any necessary agreements to enable the Separate Account to carry out this investment strategy including entering into agreements to purchase appropriate instruments for the Separate Account;

     7. The proper officers of the Company are authorized to prepare, execute and file all periodic reports required under the 1940 Act and the Securities Exchange Act of 1934, as amended, in connection with the Separate Account and the MVA feature;;

     8. The proper officers of the Company are authorized on behalf of the Separate Account to register the MVA feature under the 1933 Act and may register the Separate Account under the

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 4

          1940 Act, if required, and, in connection therewith, the proper officers of the Company are, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission (the "SEC") (1) registration statements under the 1933 Act and the 1940 Act, including prospectuses, amendments, supplements, exhibits and other documents relating thereto, (2) applications and amendments thereto for exemptions from or orders under the 1940 Act, and (3) requests from the SEC for no action and interpretive letters in such form and at such times as the proper officer executing the same may deem necessary or appropriate;

     9. The proper officers of the Company are, and each of them is, authorized to effect all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations, insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company and the MVA feature; such authorization to include registration, filing and qualification of the Company and of said MVA feature, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and such authorization also to include authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, appointments, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the proper officer executing the same or taking such action may deem necessary or desirable;

     10. The signature of any director of officer required by law to be affixed to any document referred to in this resolution may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto;

     11. The The proper officers of the Company are, and each of them is, authorized to establish procedures under which the Company will provide for voting rights for owners of the variable annuity contracts with respect to securities owned by the Separate Account.

     12. The proper officers of the Company are, and each of them is, authorized to execute such agreement or agreements deemed

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 5

          necessary and appropriate with (1) a qualified entity under which such qualified entity will provide investment advisory services to the Separate Account or related investment media and (2) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Account and the design, issuance and administration of the MVA feature; and

     13. The proper officers of the Company are, and each of them hereby is, authorized, in the name and behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as they deem necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of any of the foregoing matters.

     IN WITNESS WHEREOF, The undersigned have hereunto set their hands effective as of this 23rd day of May, 2003.


/s/ Fred L. Blackmon                        /s/ Debra P. Rezabek
-------------------------------------       ------------------------------------
Frederick L. Blackmon                       Debra P. Rezabek


/s/ Gale K. Caruso                          /s/ Richard M. Sousa
-------------------------------------       ------------------------------------
Gale K. Caruso                              Richard M. Sousa


/s/ Martin D. Feinstein                     /s/ Georg Vlaisavljevich
-------------------------------------       ------------------------------------
Martin D. Feinstein                         George Vlaisavljevich

                                 CONSENT OF THE
                               BOARD OF DIRECTORS
                                       OF
                      FEDERAL KEMPER LIFE ASSURANCE COMPANY

                            (Effective May 23, 2003)

     The undersigned, being all of the members of the Board of Directors of Federal Kemper Life Assurance Company, an Illinois stock insurance company, in lieu of convening a meeting, do hereby adopt by written consent and do hereby consent to the adoption of the following resolutions, such resolutions to take effect as of May 23, 2003:

FKLA VARIABLE ANNUITY SEPARATE ACCOUNT

     WHEREAS, Section 245.21 of the Illinois Insurance Code provides that a domestic life insurance company may authorize the establishment of one or more separate accounts; and

     WHEREAS, competitive conditions in the marketing of life insurance make it both desirable and in the best interest of the Company for the Company to be able to offer separate investment facilities; and

     WHEREAS, the Board of Directors of this Company desires to authorize and empower its officers to establish and maintain a separate account, so that the Company may exercise each and every power and right permitted to it by
     Section 245.21, and other sections relating thereto, of the Illinois Insurance Code.

     NOW THEREFORE, BE IT RESOLVED, THAT:

     1. A separate account designated FKLA Variable Annuity Separate Account ("Separate Account") of the Company is established and empowered to:

          a. Provide for the sale of annuity contracts issued by the Company which provide for the allocation of amounts paid to or held by the Company under such contracts to the Separate Account;

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 2

          b. Register, to the extent required, under the Investment Company Act of 1940, as amended (the "1940 Act"), or file a notification of claim of exemption from such registration, and make applications for such exemptions or orders under the provisions of the 1940 Act as may appear to be necessary or desirable;

          c. Register, to the extent required, the contracts or units of interest therein under the Securities Act of 1933, as amended (the "1933 Act");

               Provide for custodial or depository arrangements for assets allocated to the Separate Account including self custodianship or safekeeping arrangements for the Company;

          d. Select an independent public accountant to audit the books and records of the Separate Account;

          e. Invest or reinvest the assets of the Separate Account in securities issued by one or more investment companies registered under the 1940 Act;

          f. Divide the Separate Account into subaccounts with each subaccount investing in shares of designated classes of designated investment companies or other appropriate securities; and

          g. Perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purposes thereof;

     AND FURTHER RESOLVED, THAT:

     2. The income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall, in accordance with the annuity contracts, be credited to or charged against the Separate Account without regard to other income, gains or losses of the Company; and the Separate Account shall at all times be created, operated and maintained in compliance with all applicable federal and state laws governing insurance company separate accounts;

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 3

     3. The proper officers are authorized, as they deem appropriate from time to time, to divide, modify or eliminate any subaccounts of the Separate Account, change the designation of the Separate Account to another designation, designate further subaccounts, deregister the Separate Account under the 1940 Act and deregister the policies or units of interest therein under the 1933 Act.

     4. The proper officers are, and each of them hereby is, authorized to invest cash from the Company's general account in the Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's operations to meet any minimum capital required under the 1940 Act and to transfer cash or securities from time to time between the Company's general account and the Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the annuity contracts issued by the Company providing for allocations to the Separate Account;

     5. The fiscal year of the Separate Account shall end on the 31st day of December each year;

     6. The fundamental investment policies of the Separate Account shall be to invest or reinvest the assets of the Separate Account in securities issued by investment companies registered under the 1940 Act as the proper officers of the Company may designate pursuant to the provisions of the annuity contracts issued by the Company providing for allocations to the Separate Account; and the proper officers of the Company are authorized and directed to prepare and execute any necessary agreements to enable the Separate Account to carry out this investment policy;

     7. The proper officers of the Company are authorized to prepare, execute and file all periodic reports required under the 1940 Act and the Securities Exchange Act of 1934, as amended, in connection with the Separate Account and the annuity contracts;

     8. The Company may register annuity contracts, or units of interest thereunder, under the 1933 Act and may register the Separate Account as a unit investment trust under the 1940 Act and, in connection therewith, the proper officers of the

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 4

          Company are, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission (the "SEC") (1) registration statements under the 1933 Act and the 1940 Act, including prospectuses, amendments, supplements, exhibits and other documents relating thereto, (2) applications and amendments thereto for exemptions from or orders under the 1940 Act, and (3) requests from the SEC for no action and interpretive letters in such form and at such times as the proper officer executing the same may deem necessary or appropriate;

          The proper officers of the Company are, and each of them is, authorized to effect all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations, insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company and any annuity contracts; such authorization to include registration, filing and qualification or officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and such authorization also to include authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, appointments, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the proper officer executing the same or taking such action may deem necessary or desirable;

     9. The Company's Secretary is hereby appointed as agent for service or, is duly authorized to receive communications and notices with respect to, and is duly authorized to exercise all powers given to such agent in connection with (1) any registration statement or amendment thereto under the 1933 Act or the 1940 Act, (2) any 1940 Act exemptive application or order, (3) any no action letter or interpretive letter request under the 1933 Act or the 1940 Act, or (4) any similar matter pertaining to state blue sky or insurance regulation;

     10. The signature of any director or officer required by law to be affixed to any document referred to in this resolution may be affixed by said director or officer personally or by an attorney-in-fact duly constituted in writing by said director or officer to sign his or her name thereto;

                                                       FKLA Bd. of Dirs. Consent
                                                       May 23, 2003
                                                       Page 5

     11. The proper officers of the Company are, and each of them is, authorized to establish procedures under which the Company will provide for voting rights for owners of the annuity contracts with respect to securities owned by the Separate Account.

     12. The proper officers of the Company are, and each of them is, authorized to execute such agreement or agreements deemed necessary and appropriate with (1) any qualified entity under which such qualified entity will be appointed principal underwriter and distributor of the annuity contracts and (2) with one or more qualified banks or other qualified entities to provide administrative, custodial, and/or such other services in connection with the establishment and maintenance of the Separate Account and the design, issuance and administration of the contracts; and

     13. The proper officers of the Company are, and each of them hereby is, authorized, in the name and behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as they deem necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of any of the foregoing matters.

     IN WITNESS WHEREOF, The undersigned have hereunto set their hands effective as of this 23rd day of May, 2003.

/s/ Frederick L. Blackmon                   /s/ Debra P. Rezabek
-------------------------------------       ------------------------------------
Frederick L. Blackmon                       Debra P. Rezabek

/s/ Gale K. Caruso                          /s/ Richard M. Sousa
-------------------------------------       ------------------------------------
Gale K. Caruso                              Richard M. Sousa

/s/ Martin D. Feinstein                     /s/ George Vlaisavljevich
-------------------------------------       ------------------------------------
Martin D. Feinstein                         George Vlaisavljevich